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CERTIFICATIONS PURSUANT TO SECTION 906
EX-99.906CERT

                                  CERTIFICATION

Gerard Dipoto, Principal Executive Officer, and Thomas Rose, Treasurer of GE Private Asset Management Funds, Inc. - GE Contra Fund (the "Registrant"), each certify to the best of his or her knowledge that:

     1. The Registrant's periodic report on Form N-CSR for the period ended September 30, 2003 (the "Form N-CSR") fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

     2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer                 Treasurer
GE Private Asset Management Funds, Inc. -   GE Private Asset Management Funds, Inc. -
GE Contra Fund                              GE Contra Fund


/s/ Gerard Dipoto                              /s/ Thomas Rose
-----------------------------                  ---------------------------------
Gerard Dipoto                                  Thomas Rose
Date: December 12, 2003                        Date: December 12, 2003

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. (S) 1350 and is not being filed as part of the Form N-CSR with the Commission.